Exhibit 10.7
RADIAN GROUP INC.
RESTRICTIVE COVENANTS AGREEMENT

Your Information:

Name:        Sumita Pandit

Address:     XXXXX XXXXXXX XXX
XXX XXXXX XXXXX, XX XXXXX

Date:        1/24/2023

Company:    Radian Group Inc., its affiliates, and their respective successors or assigns             (collectively, the “Company”)

Address:    Radian Group Inc.
        550 East Swedesford Road, Suite 350
        Wayne, PA 19087

    In consideration of your employment with the Company, the compensation the Company has agreed to pay you, and your access to Confidential Information and Trade Secrets (as such term is defined below), the receipt and sufficiency of which you acknowledge, you agree to this Restrictive Covenants Agreement (this “Agreement”), as follows:
1.Restrictive Covenants.
(a)You acknowledge and agree that, during and after your employment with the Company, you will be subject to, and will comply with, the applicable confidentiality and other terms specified in the Company’s Code of Conduct and Ethics, including terms applicable to former employees. A copy of the Code of Conduct and Ethics has been provided to you and can be accessed on the Company’s intranet. The Code of Conduct and Ethics, including any future revisions to the Code of Conduct and Ethics, are incorporated into and made a part of this Agreement as if fully set forth herein.
(b)You acknowledge that your relationship with the Company is one of confidence and trust such that you are, and may in the future be, privy to and/or you will develop Confidential Information and Trade Secrets of the Company. Subject to the provisions of subsection (i), you agree that, at all times during your employment and after your employment with the Company terminates for any reason, whether by you or by the Company, you will hold in strictest confidence and will not disclose, use, or publish any Confidential Information and Trade Secrets, except as and only to the extent such disclosure, use, or publication is required during your employment with the Company for you to fulfill your job duties and responsibilities to the Company. At all times during your employment and after your termination of employment, you agree that you shall take all reasonable precautions to prevent the inadvertent or accidental disclosure of Confidential Information and Trade Secrets. You hereby assign to the Company any rights you may have or acquire in Confidential Information and Trade Secrets, whether developed by you or others, and you acknowledge and agree that all Confidential Information and Trade Secrets shall be the sole property of the Company and its assigns. For purposes of this Agreement, “Confidential Information and Trade Secrets” shall mean information that the Company owns or possesses, that the Company has developed at significant expense and effort, that the Company uses or that is potentially useful in the business of the
© 2019 Radian Group Inc.  All rights reserved. This material is confidential and may not be copied, used, or distributed without the written permission of Radian Group Inc. (NYSE: RDN)

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RCA-C Form – Executive Officers (12-month non-compete)
Company, that the Company treats as proprietary, private, or confidential, and that is not generally known to the public.
(c)You acknowledge that any and all Inventions that are conceived, created, developed, designed, or reduced to practice by you, alone or with others, during the course and/or within the scope of employment with the Company, whether before or after the date of this Agreement, belong to the Company (“Company Invention(s)”). You hereby irrevocably assign to the Company, without further consideration, all right, title, and interest that you may presently have or acquire (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Company Invention and each such Company Invention shall be the sole property of the Company, whether or not patentable, copyrightable, or otherwise legally protectable. “Inventions” as used herein shall mean all intellectual property, ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, moral rights (including but not limited to rights to attribution or integrity), and all improvements, rights, and claims related to the foregoing. Notwithstanding, this subsection (c) does apply to an invention that you developed entirely on your own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by you for the Company.
(d)You acknowledge and agree that, during your employment with the Company, and for the 12-month period immediately following your termination of employment for any reason (the “Restricted Period”), you will not, without the Company’s express written consent, engage (directly or indirectly) in any employment or business activity within the United States whose primary business involves or is related to providing any mortgage- or real estate-related service or product that, during your employment, the Company provides or is actively engaged in developing through the use of Confidential Information and Trade Secrets; provided however, the foregoing restriction shall only apply to such service or product for which you have had access to Confidential Information and Trade Secrets or otherwise have had active involvement. You further agree that, given the nature of the business of the Company and your position with the Company, a nationwide geographic scope is appropriate and reasonable.
(e)You acknowledge and agree that, during the term of your employment by the Company and during the Restricted Period, you shall not, directly or indirectly through others, (i) hire or attempt to hire any employee of the Company, (ii) solicit or attempt to solicit any employee of the Company to become an employee, consultant, or independent contractor to, for, or of any other person or business entity, or (iii) solicit or attempt to solicit any employee, or any consultant or independent contractor of the Company to change or terminate his or her relationship with the Company, unless in each case more than six months shall have elapsed between the last day of such person’s employment or service with the Company and the first date of such solicitation or hiring or attempt to solicit or hire. If any employee, consultant, or independent contractor is hired or solicited by any entity that has hired or agreed to hire you, such hiring or solicitation shall be conclusively presumed to be a violation of this Agreement; provided, however, that any hiring or solicitation pursuant to a general solicitation conducted by an entity that has hired or agreed to hire you, or by a headhunter employed by such entity, which does not involve you, shall not be a violation of this subsection (e).
(f)You covenant and agree that, during the term of your employment by the Company and during the Restricted Period, you shall not, either directly or indirectly through others:

© 2019 Radian Group Inc.  All rights reserved. This material is confidential and may not be copied, used, or distributed without the written permission of Radian Group Inc. (NYSE: RDN)

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RCA-C Form – Executive Officers (12-month non-compete)
(i)solicit, divert, appropriate, or do business with, or attempt to solicit, divert, appropriate, or do business with, any customer for whom the Company provided goods or services within 12 months prior to your date of termination or any actively sought prospective customer of the Company for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by the Company during your employment with the Company; or
(ii)encourage any customer for whom the Company provided goods or services within 12 months prior to your date of termination to reduce the level or amount of business such customer conducts with the Company.

(g)You acknowledge and agree that the business of the Company is highly competitive, that the Confidential Information and Trade Secrets have been developed by the Company at significant expense and effort, and that the restrictions contained in this Section 1 are reasonable and necessary to protect the legitimate business interests of the Company.
(h)The parties to this Agreement acknowledge and agree that any breach by you of any of the covenants or agreements contained in this Section 1 will result in irreparable injury to the Company, for which money damages could not adequately compensate the Company. Therefore, the Company shall have the right (in addition to any other rights and remedies which it may have at law or in equity) to seek to enforce this Section 1 and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach, or threatened breach, of the restrictive covenants set forth in this Section 1. You agree that in any action in which the Company seeks injunction, specific performance, or other equitable relief, you will not assert or contend that any of the provisions of this Section 1 are unreasonable or otherwise unenforceable. You irrevocably and unconditionally (i) agree that any legal proceeding arising out of this Agreement shall be brought only in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in New Castle County, Delaware, (ii) consent to the sole and exclusive jurisdiction and venue of such court in any such proceeding, and (iii) waive any objection to the laying of venue of any such proceeding in any such court. You also irrevocably and unconditionally consent to the service of any process, pleadings, notices, or other papers.
(i)If any portion of the covenants or agreements contained in this Section 1, or the application thereof, is construed to be invalid or unenforceable, the other portions of such covenants or agreements or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 1 is held to be unenforceable because of the duration thereof or the scope thereof, then the court making such determination shall have the power to reduce the duration and limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form. The covenants and agreements contained in this Section 1 shall survive the termination of your employment with the Company.
(j)Nothing in this Agreement, including any restrictions on the use of Confidential Information and Trade Secrets, shall prohibit or restrict you from initiating communications directly with, responding to any inquiry from, providing testimony before, providing confidential information to, reporting possible violations of law or regulation to, or filing a claim or assisting with an investigation directly with a self-regulatory organization or a

© 2019 Radian Group Inc.  All rights reserved. This material is confidential and may not be copied, used, or distributed without the written permission of Radian Group Inc. (NYSE: RDN)

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RCA-C Form – Executive Officers (12-month non-compete)
government agency or entity, including the Equal Employment Opportunity Commission, the Department of Labor, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, any agency Inspector General or any other federal, state or local regulatory authority, or from making other disclosures that are protected under the whistleblower provisions of state or federal law or regulation. Nor does this Agreement require you to obtain prior authorization from the Company before engaging in any conduct described in this subsection (i), or to notify the Company that you have engaged in any such conduct. To the extent permitted by law and except as provided above in this subsection (i), upon receipt of any subpoena, court order, or other legal process compelling the disclosure of Confidential Information and Trade Secrets, you agree to give prompt written notice to the Company so as to permit the Company to protect its interests in confidentiality to the fullest extent possible. Please take notice that federal law provides criminal and civil immunity to federal and state claims for trade secret misappropriation to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances that are set forth at 18 U.S.C. §§ 1833(b)(1) and 1833(b)(2), related to the reporting or investigation of a suspected violation of the law, or in connection with a lawsuit for retaliation for reporting a suspected violation of the law.
(k)Nothing in this Agreement shall be deemed to constitute the grant of any license or other right to you in respect of any Confidential Information and Trade Secrets or other data, tangible property, or intellectual property of the Company.
(l)Notwithstanding the foregoing, should you violate any of the restrictive covenants of this Agreement, then the period of your breach of such covenant (“Violation Period”) shall stop the running of the corresponding Restricted Period. Once you resume compliance with the restrictive covenant, the Restricted Period applicable to such covenant shall be extended for a period equal to the Violation Period so that the Company enjoys the full benefit of your compliance with the restrictive covenant for the duration of the corresponding Restricted Period.
2.Notification. You shall notify, and the Company has the right to notify, any person employing you as to the existence and provisions of this Agreement.
3.Duration; Nature. This Agreement is binding during your employment and shall survive any termination of your employment. This Agreement does not bind the Company or you to employment for any specific period of time. Nothing in this Agreement shall be construed in any way to terminate, supersede, undermine, or otherwise modify your “at-will” employment status, pursuant to which either you or the Company may terminate the employment relationship at any time, with or without cause, with or without notice.
4.No Conflicts. You are not a party to any existing agreement or employment with an entity that would prevent you from entering into and performing this Agreement in accordance with its terms, including, without limitation, any agreement subjecting you to a non-competition, non-solicitation, or confidentiality covenant, except as identified in Attachment A hereto; and you will not enter into any other agreement that is in conflict with your obligations under this Agreement.
5.Compliance with Law. You acknowledge that the activities of the Company are subject to compliance with applicable laws and regulations. You agree to comply with all applicable laws and to notify your immediate supervisor or superior of any reason to believe that you, the Company, or any other person has violated any law that may affect the Company or your performance of your obligations for the Company.

© 2019 Radian Group Inc.  All rights reserved. This material is confidential and may not be copied, used, or distributed without the written permission of Radian Group Inc. (NYSE: RDN)

DB1/ 135475208.1

RCA-C Form – Executive Officers (12-month non-compete)
6.Amendment. No modification to any provision of this Agreement will be binding unless it is in writing and signed by both you and an authorized representative of the Company. No waiver of any rights under this Agreement will be effective unless in writing signed by the Company.
7.Assignment. You recognize and agree that your obligations under this Agreement are of a personal nature and are not assignable or delegable in whole or in part by you. The Company may assign this Agreement to any affiliate or to any successor-in-interest (whether by sale of assets, sale of stock, merger, or other business combination). All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors, and permitted assigns of you and the Company.
8.Governing Law. The validity, construction, interpretation, and effect of this Agreement shall exclusively be governed by, and determined in accordance with, the applicable laws of the State of Delaware, excluding any conflicts or choice of law rule or principle.
9.Representation by Counsel. You acknowledge and agree that you were in fact individually represented by legal counsel in negotiating all terms of this Agreement including without limitation Subsection 1(h) and Section 8 regarding the venue or forum in which a controversy arising from this Agreement may be adjudicated and the choice of law to be applied.
I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS THAT IT IMPOSES UPON ME WITHOUT RESERVATION. I SIGN THIS AGREEMENT VOLUNTARILY AND FREELY AND INTENDING TO BE LEGALLY BOUND.

Dated: Jan 30, 2023          /s/ Sumita Pandit
                        Name: Sumita Pandit

Agreed and Acknowledged

RADIAN GROUP INC.

By: _/s/ Mary C. Dickerson
Name: Mary C. Dickerson
Title: Chief People Officer

© 2019 Radian Group Inc.  All rights reserved. This material is confidential and may not be copied, used, or distributed without the written permission of Radian Group Inc. (NYSE: RDN)

DB1/ 135475208.1

RCA-C Form – Executive Officers (12-month non-compete)

ATTACHMENT A

Set forth below (and attached) are any prior agreements to which I am a party that may interfere with full compliance with this Agreement, and any prior agreements subjecting me to a non-competition, non-solicitation, or confidentiality covenant (if none, write “NONE”):

None

Dated: Jan 30, 2023          /s/ Sumita Pandit

                        Name: Sumita Pandit

© 2019 Radian Group Inc.  All rights reserved. This material is confidential and may not be copied, used, or distributed without the written permission of Radian Group Inc. (NYSE: RDN)

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